Exhibit 10.13

THIRD AMENDMENT TO LEASE

THIS AGREEMENT, dated for reference purposes only, March 1, 2002, is made by and between Copper Mountain Trust Corporation, Trustees, for Quest Group Trust VI (“Landlord”), and Pixelworks, Inc., an Oregon Corporation (“Tenant”).

RECITALS:

A.                                   The parties hereto entered into a Lease dated May 1, 1998, and amended by Addendum A dated May 1, 1998 and First Amendment to Lease dated August 11, 2000, and Second Amendment to Lease dated January 24, 2001 (the “Lease”), for certain real property commonly known as Suite 111, 997 rentable square feet, Suite 110, 1,742 rentable square feet, Suite 107, 1,910 rentable square feet, and Suite 100, 3,029 rentable square feet, for a total of 7,678 rentable square feet, known as “Existing Premises”, located in Lakeside Center, a Class A office building described as 8100 S.W. Nyberg Road, Tualatin, Oregon 97062.

B.                                     The parties desire to expand the Premises and to amend certain provisions thereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                       Effective April 1, 2002 Tenant shall expand into an additional 6,018 rentable square feet, Suites 105 (1,347 rsf) and 207 (4,671 rsf), known as the “Expansion Premises” as outlined on the attached Exhibits A-1 and A-2. Tenant and Landlord also agree to extend the Existing Premises lease term 13 months effective September 1, 2002.  The lease termination date for both the Existing and Expansion Premises shall be September 30, 2003.  Total rentable square footage for Tenant as of  April 1, 2002 shall be 13,696 rentable square feet.

2.                                       Effective April 1, 2002 and continuing throughout the Lease Term, the additional monthly rent for the Expansion Premises plus the current base rent, per the Lease is as follows:

	Suites 100/107/110/111		Suites 105/207
	Existing Premises		Expansion Premises	Total Rent
04/01/02 - 08/31/02	$14,564.00/mo.	+	$11,033.00/mo.	$25,597.00/mo.
09/01/02 - 09/30/03	$15,036.00/mo.	+	$11,033.00/mo.	$26,069.00/mo.

3.                                       Tenant will lease the Expansion and Existing Premises in “as is” condition.  Any tenant improvements to the Expansion and Existing Premises would be at Tenant’s cost with Landlord approval.  Any tenant improvement construction work must be performed by a contractor signatory to the construction unions.

4.                                       Tenant shall deposit with Landlord additional security deposit in the amount of $11,505.00 on April 1, 2002.  Tenant’s total security deposit will be $26,069.00.

5.                                       Tenant’s base year for operating expenses for the Existing and Expansion Premises shall be calendar year 2002.  Prorata share of operating expenses for the Existing and Expansion Premises shall be 24.72%.  Tenant shall continue to pay prorata share of operating expenses on Existing Premises as stipulated in the Lease Agreement and Amendments through August 31, 2002.

6.                                       Landlord will provide Tenant one 48-month option to extend the lease term. Tenant must provide Landlord 120 days prior written notice of Tenant’s intent to exercise renewal option.  The rent schedule for the renewal option is as follows:

10/01/03 - 12/31/04                               $23.50/sf

01/01/05 - 09/30/07                               $24.00/sf

7.                                       Landlord shall pay a 5% broker fee to Corporate Property Services on the Expansion Premises (Suites 105 and 207).  Landlord does not pay a broker fee on the Existing Premises lease extension.

8.                                       As amended by this Third Amendment to Lease, the Lease shall remain in full force and effect, including all items in the Third Amendment to Lease now signed.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment.

LANDLORD:		TENANT:
Copper Mountain Trust, as Trustee for		Pixelworks, Inc., an Oregon Corporation
Quest Group Trust VI

By:	/s/ Tim West	By	/s/ Hans Olsen
Tim West, Vice President		Hans Olsen, Executive Vice President
Date:	3/21/02	Date:	3/11/02